SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          DOUGLAS & LOMASON COMPANY
               (Name of Registrant as Specified in Its Charter)

                          DOUGLAS & LOMASON COMPANY
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

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[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

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        ______________________________________________________________________
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* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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

                        DOUGLAS & LOMASON COMPANY

                             ----------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              April 28, 1995

To the Shareholders of
Douglas & Lomason Company:

      Notice is Hereby Given that the Annual Meeting of Shareholders of Douglas & Lomason Company will be held on Friday, the 28th day of April, 1995, at 11:00 A.M., Local Time, at the Neva Lomason Memorial Library, 710 Rome Street, Carrollton, Georgia, for the following purposes:

      1. To elect three directors of the Company;

      2. To approve the Directors Stock Plan; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 10, 1995 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

                                  By Order of the Board of Directors,

                                                 Verne C. Hampton II

                                                               Secretary

March 31, 1995

                             PROXY STATEMENT

       ANNUAL MEETING OF SHAREHOLDERS OF DOUGLAS & LOMASON COMPANY

                              April 28, 1995

To the Shareholders of
Douglas & Lomason Company:

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Douglas & Lomason Company (hereinafter referred to as the "Company") from the holders of the Company's Common Stock to be used at the Annual Meeting of Shareholders to be held on Friday, the 28th day of April, 1995, at 11:00 A.M., Local Time, at the Neva Lomason Memorial Library, 710 Rome Street, Carrollton, Georgia, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being sent to shareholders is March 31, 1995. The address of the principal corporate offices of the Company is 24600 Hallwood Court, Farmington Hills, Michigan 48335-1671.

      Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Company prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.

      The Board of Directors, in accordance with the By-Laws, has fixed the close of business on March 10, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date the outstanding number of voting securities of the Company was 4,242,970 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by two officers of the Company who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and have the same effect as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors are elected by a plurality of the votes properly cast at the meeting.

                            SECURITY OWNERSHIP

MANAGEMENT

      The following table sets forth, as of February 10, 1995, the number of shares of the Company's Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.


  Name of Individual                        Number of  Percent of
       or Group                             Shares(1)    Class
James E. George...........................       500       *
Verne C. Hampton II.......................     1,500       *
James J. Hoey.............................    22,708       *
Dale A. Johnson...........................     1,200       *
Harry A. Lomason II.......................   624,191(2)   14.7
Charles R. Moon...........................     1,000       *
Roger H. Morelli..........................     4,128       *
James B. Nicholson........................     1,200       *
Gary A. Pniewski..........................     2,300       *
Dan D. Smith..............................     3,528       *
Gary T. Walther...........................     8,100(3)    *
All Directors and Executive Officers as a
 Group (11 persons named above)...........   670,355      15.8

* Less than one percent

(1) Includes shares which the following executive officers have the right to acquire upon the exercise of stock options as of February 10, 1995, or at any time within 90 days thereafter: James J. Hoey -- 13,500 shares;

                                    page 1


    Harry A. Lomason II -- 8,000 shares; Roger H. Morelli -- 3,000 shares; Gary A. Pniewski -- 2,000 shares; and Dan D. Smith -- 3,000 shares. Also includes shares held in the officers' accounts in the Company's 401(k) Plan.

(2) Includes 299,551 shares held in various trusts of which Mr. Lomason serves as Trustee, in several custody accounts in which he serves as Custodian, and in an estate of which he serves as Co-Executor.

(3) Includes 7,500 shares held in a trust of which Mr. Walther serves as a Co-Trustee.

CERTAIN BENEFICIAL OWNERS

      The following table sets forth the persons known by the Company to own of record or beneficially, as of February 10, 1995, five percent or more of the outstanding Common Stock of the Company:

   Name and Address                         Number of      Percent of
      of Person                              Shares          Class
Harry A. Lomason II
 24600 Hallwood Court
 Farmington Hills, Michigan 48335.........   624,191(1)       14.7
Pioneer Management Corporation
 60 State Street
 Boston, Massachusetts 02114..............   400,000(2)        9.4
Wanger Asset Management, L.P.
 227 West Monroe Street
 Chicago, Illinois 60606..................   373,000(2)(3)     8.8
Jane L. Agostinelli
 3800 Camp Creek Parkway
 Atlanta, Georgia 30331...................   286,677(4)        6.8
Namba Press Works Co., Ltd.
 8-3-8 Kojima-Ogawa
 Kurashiki, Okayama 711 Japan.............   285,000           6.7
Anne L. Bray
 3800 Camp Creek Parkway
 Atlanta, Georgia 30331...................   275,840(5)        6.5
Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue
 Santa Monica, California 90401...........   217,700(2)(6)     5.1

(1) Includes 299,551 shares held in various trusts of which Mr. Lomason serves as Trustee, in several custody accounts in which he serves as Custodian, and in an estate of which he serves as Co-Executor. Also includes 8,000 shares which Mr. Lomason has the right to acquire upon the exercise of stock options.

(2) Based on information as of December 31, 1994 set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Includes 300,000 shares held by Wanger Asset Management, L.P. as investment advisor to Acorn Investment Trust, Series Designated Acorn Fund.

(4) Includes 18,681 shares held in various trusts of which Mrs.
    Agostinelli serves as Trustee and in several custody accounts in which she serves as Custodian.

(5) Includes seven shares held in a custody account of which Mrs. Bray serves as Custodian.

(6) Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of these shares as of December 31, 1994, all of which are owned by advisory clients.

                          ELECTION OF DIRECTORS

      The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. The terms of Dale A. Johnson, Harry A. Lomason II and Gary T. Walther will expire at the 1995 Annual Meeting of Shareholders. The Board of Directors has nominated Messrs. Johnson, Lomason and Walther for reelection as directors to serve until the 1998 Annual Meeting of Shareholders.

      The proposed nominees for reelection as directors are willing to be elected. If any nominee at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by management, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as directors.

          INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS

      The following information is furnished with respect to each person who is presently a director of the Company whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for reelection as a director.

                                                                           Year in which
                                     Principal Occupation         Has         Term or
                                      and Directorships        Served as     Proposed
          Name and Age of             in other Publicly         Director  Term of Office
             Director                 Owned Companies(2)         Since      will Expire
    James E. George (66)......  President and Chief Executive
                                 Officer, Lumex, Inc.
                                 Director of Lumex, Inc......     1993         1997
    Verne C. Hampton II (61)..  Senior Partner, Dickinson,
                                 Wright, Moon, Van Dusen &
                                 Freeman(3); Corporate
                                 Secretary of the Company....     1994         1996
(1) Dale A. Johnson (57)......  Chairman and Chief Executive
                                 Officer, SPX Corporation.
                                 Director of SPX Corporation
                                 and MCN Corporation.........     1990         1998
(1) Harry A. Lomason II (60)... Chairman of the Board,
                                 President and Chief
                                 Executive Officer of the
                                 Company. Director of The
                                 Amerisure Companies.........     1974         1998
    Charles R. Moon (81)......  Consulting Partner,
                                 Dickinson, Wright, Moon, Van
                                 Dusen & Freeman(3)..........     1977         1996
    James B. Nicholson (51)...  President and Chief Executive
                                 Officer, PVS Chemicals,
                                 Inc.; Vice Chairman of the
                                 Board of the Company.
                                 Director of The Amerisure
                                 Companies, F&M Distributors,
                                 Inc., Handleman Company and
                                 North American Mortgage
                                 Company.....................     1985         1997
(1) Gary T. Walther (57)......  Senior Managing Director,
                                 Kemper Securities, Inc.(4)..     1982         1998

(1) Nominated for reelection as a director.

(2) Each of the directors has had the same principal occupation during the past five years with the exception of Mr. George who held various executive positions with Becton Dickinson & Co. from 1963 to 1993;
    Mr. Johnson who held various other executive positions with SPX Corporation; and Mr. Walther who served as Managing Director, Shearson Lehman Hutton Inc. from 1984 to June, 1990.

(3) This law firm performs legal services for the Company.

(4) This investment banking firm performs investment advisory services for the Company.

MEETINGS AND COMMITTEES

      The Board of Directors held five meetings during 1994.

      The Company has standing Audit and Compensation Committees of the Board of Directors. The Company has no Nominating Committee and the functions of the former Nominating Committee are performed by the Board of Directors.

      The members of the Audit Committee are James B. Nicholson, Chairman, and Dale A. Johnson. The Audit Committee, which met two times during 1994, reviews, acts, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of audit procedures, the nature of services to be performed for the Company, and the fees to be paid to the independent public accountants.

      The members of the Compensation Committee are James B. Nicholson, Chairman, and James E. George. This Committee, which met three times during 1994, reviews and recommends to the Board of Directors the compensation of officers of the Company.

      The Board of Directors will consider persons recommended by shareholders as potential nominees for election as directors. A shareholder of the Company may nominate persons for election to the Board of Directors of the Company if such shareholder submits such nomination, together with certain related information required by the Company's By-Laws, in writing to the Board of Directors in care of the Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

      Non-officer directors received in 1994 an annual retainer of $16,000 plus reimbursement for travel expenses to attend meetings of the Board of Directors. Members of the Audit and Compensation Committees received $500 for each meeting of the Committee attended.

      Effective April 1, 1995, non-employee directors will receive an annual retainer of $20,000. Also commencing in 1995, non-employee directors will receive 25% (and at the election of the director, up to 50%) of their annual retainer in the Company's Common Stock in lieu of cash pursuant to the Directors Stock Plan described in this Proxy Statement, assuming shareholder approval of that Plan.

      Under the Company's Deferred Compensation Plan for Non-Employee Directors, a director may elect to defer all or any portion of his retainer fee which is payable in cash. Deferred amounts under this Plan earn interest at a rate equivalent to eighty percent of prime.

                      COMPENSATION COMMITTEE REPORT

      The Company's compensation program for officers is administered by the Compensation Committee of the Board of Directors which is composed of two non-employee directors.

OVERALL OFFICER COMPENSATION POLICY

      The Company's compensation policy for officers is designed to support the overall objective of enhancing value for shareholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; ensuring compensation levels that are externally competitive and internally equitable; and encouraging management stock ownership to enhance growth in shareholder value.

      The key elements of the Company's officer compensation consist of base salary, discretionary bonus award and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Lomason, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits.

      In early 1994, an independent compensation and benefits consulting firm ("Consulting Firm") was retained by the Compensation Committee to determine the competitiveness of the Company's compensation levels for its officer positions relative to marketplace base salary and total cash compensation (salary plus annual bonus) practices and to assist the Compensation Committee to develop a market-driven salary structure for Company officer positions.

STOCK OWNERSHIP REQUIREMENTS

      As a means to develop more officer and management ownership in the Company, the Board of Directors adopted Stock Ownership Guidelines for directors, officers and designated executive and division managers in April, 1994. As a part thereof, the Board also adopted a Stock Purchase Loan Plan to assist officers and designated executive and division managers in acquiring stock to meet the Stock Ownership Guidelines. The Guidelines establish various target stock ownership levels, depending upon the person's position in the Company, which the person is expected to achieve within five years from the adoption of the Guidelines.

BASE SALARY

      The Compensation Committee reviews each officer's salary annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives with similar responsibility.

      The Company endeavors to pay officer salaries in line with competitive market levels. In assisting the Compensation Committee as to base salary, the Consulting Firm provided the Compensation Committee information as to median and seventy-fifth percentile marketplace data for positions at comparably-sized manufacturing companies similar to those at the Company.

      With respect to the base salary of Mr. Lomason in 1994, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's financial position, the performance of the Company's Common Stock and the assessment by the Compensation Committee of Mr. Lomason's individual performance. The Compensation Committee also took into account the longevity of Mr. Lomason's service to the Company and its belief that Mr. Lomason is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Lomason was granted a base salary of $333,333 for 1994 an increase of 17.6% over his $283,333 base salary for 1993.

BONUS AWARDS

      The Company's officers may be considered for annual discretionary cash bonuses which may be awarded to recognize and reward corporate and individual performance based on various performance measures. The performance measure for 1994 was based on the Company's return on equity with earnings calculated on a pre-tax, pre-interest and pre-bonus accrual basis. The amount an individual officer may be awarded is directly dependent upon the officer's position, responsibility and ability to impact the Company's financial success. Mr. Lomason was awarded a bonus of $122,500 for 1994.

STOCK OPTIONS

      Under the Company's 1990 Stock Option Plan, which was approved by shareholders, stock options are granted from time to time to the Company's officers and key employees. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Company's long-term growth and profitability.

      Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant except in the case of Mr. Lomason where the exercise price is 110% of market price on the date of grant. In 1994, Mr. Lomason received options to purchase 4,000 shares with an exercise price of $20.90 per share. In granting stock options to Mr. Lomason, the Compensation Committee took into account his level and scope of responsibility and contributions to the Company. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for officers to create value for shareholders. The Compensation Committee therefore views stock options as an important component of its compensation policy.

                                          Compensation Committee

                                             James B. Nicholson,
                                                                Chairman

                                             James E. George

                          EXECUTIVE COMPENSATION

      The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose total compensation exceeded $100,000 during 1994.

SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                              Compensation
                                              Annual Compensation(1)             Awards
                                     ---------------------------------------  ------------
                                                                               Number of
                                                                               Securities
                                                                 All Other     Underlying
           Name and                                                Annual       Options/
      Principal Position              Year   Salary    Bonus    Compensation   Granted(3)
      ------------------              ----   ------    -----    ------------   ----------
Harry A. Lomason II(2)                1994  $333,333  $122,500     $9,843        4,000
 Chairman of the Board,  President    1993   283,333         0      7,338            0
 and Chief Executive Officer........  1992   236,667    48,077      6,800        4,000

James J. Hoey                         1994   219,333    78,400      6,985        3,000
 Senior Vice President                1993   203,333         0      6,050            0
 and Chief Financial Officer........  1992   184,667    36,539      6,074        4,500

Roger H. Morelli                      1994   148,333    57,750      4,032        3,000
 Senior Vice President --             1993   111,000         0      2,776            0
 Manufacturing......................  1992   100,334    19,808      3,094        3,500

Gary A. Pniewski(4)                   1994   137,042    35,750      4,756        2,000
 Vice President -- Seating and        1993        --        --         --           --
 Decorative Trim Engineering........  1992        --        --         --           --

Dan D. Smith                          1994   130,000    42,000      2,272        3,000
 Vice President -- Cost Analysis      1993   105,000         0      1,692            0
 and Information Technology.........  1992    93,750    18,269      1,492        3,500

(1) The aggregate amount of perquisites and other personal benefits for any named executive did not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is, therefore, not reflected in the table.

(2) In December 1992, a trust established by Mr. Lomason and his wife entered into an agreement with the Company whereby the Company, with the approval of the Compensation Committee of the Board of Directors, agreed to make advances of a portion of the premiums payable on a split dollar life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Lomason. The Company is entitled to reimbursement of the amounts advanced, without interest, and the advances are secured by a collateral assignment of the policy to the Company. During 1994, the Company advanced $118,612 toward the trust's payment of premiums.

(3) Represents the number of stock options granted under the Company's Stock Option Plans.

(4) Mr. Pniewski joined the Company on January 11, 1994.

OPTIONS/SAR GRANTS DURING 1994

      The following table sets forth information on stock options granted during 1994 under the Company's 1990 Stock Option Plan to the executive officers named in the Summary Compensation Table.

                                         Individual Grants                   Potential Realizable
                        --------------------------------------------------   Value at Assumed Rates
                                         Percent of                              of Stock Price
                                           Total                            Appreciation for Option
                            Number of   Options/SARS                                Term(4)
                           Securities    Granted to   Exercise              ------------------------
                           Underlying    Employees     Price
                          Options/SARs     during       Per     Expiration
          Name             Granted(1)     1994(2)     Share(3)     Date         5%          10%
          ----            ------------   ---------    --------   ---------     ----         ---
Harry A. Lomason II.....     4,000          10.5       $20.90    4/28/99      $23,120     $51,040
James J. Hoey...........     3,000           7.9        19.00    4/28/99       15,780      34,800
Roger H. Morelli........     3,000           7.9        19.00    4/28/99       15,780      34,800
Gary A. Pniewski........     2,000           5.3        19.00    4/28/99       10,520      23,200
Dan D. Smith............     3,000           7.9        19.00    4/28/99       15,780      34,800

(1) The 1990 Stock Option Plan does not provide for the grant of Stock Appreciation Rights (SARs).

(2) The Company granted options aggregating 38,000 shares to officers and key employees during 1994.

(3) The exercise price may be paid by delivery of already-owned shares.

(4) Amounts for the named executive officers shown under the "Potential Realizable Value" columns above have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options.

AGGREGATED OPTION EXERCISES DURING 1994 AND 1994 YEAR-END OPTION VALUES

      The following table sets forth certain information on stock options exercised during 1994 by the executive officers named in the Summary Compensation Table along with the number and dollar value of options remaining unexercised at December 31, 1994 and the value of such options at December 31, 1994.

                                                      Number of
                                                Securities Underlying        Value of Unexercised
                           Shares    Value       Unexercised Options      In-the-Money Stock Options
                          Acquired  Realized     at December 31, 1994        at December 31, 1994
                             on        at     --------------------------  ---------------------------
       Name               Exercise  Exercise  Exercisable  Unexercisable  Exercisable  Unexercisable
      -----              ---------- --------- -----------  -------------  -----------  -------------
Harry A. Lomason II.....     0         0        15,500           0          $52,575          0
James J. Hoey...........     0         0        13,500           0           46,980          0
Roger H. Morelli........     0         0         3,000           0                0          0
Gary A. Pniewski........     0         0         2,000           0                0          0
Dan D. Smith............     0         0         3,000           0                0          0

RETIREMENT PLAN

      The Retirement Plan for Salaried Employees of the Company, a defined benefit actuarial plan, provides generally for benefits upon retirement at age 65. Remuneration covered by the Plan is base salary paid to the employee, exclusive of overtime, commissions and bonuses. Benefits are integrated with federal social security benefits. The following tabulation illustrates the maximum annual benefits payable under the Plan in 1994 to employees in various earnings classifications upon retirement at age 65 and reflects the integration with federal social security benefits in accordance with the terms of the Plan.

 Average                             Years of Service at Age 65
 Annual            --------------------------------------------------------------
 Salary
at Age 65             10       15       20       25       30       35       40
- ---------          -------- -------- -------- -------- -------- -------- --------
 $ 25,000  .......  $ 3,642  $ 5,463  $ 7,284  $ 9,106  $10,927  $12,748  $14,569
   50,000  .......    7,892   11,838   15,784   19,731   23,677   27,623   31,569
   75,000  .......   12,142   18,213   24,284   30,356   36,427   42,498   48,569
  100,000  .......   16,392   24,588   32,784   40,981   49,177   57,373   65,569
  125,000  .......   20,642   30,963   41,284   51,606   61,927   72,248   82,569
  150,000  .......   24,892   37,338   49,784   62,231   74,677   87,123   99,569
  250,000  .......   24,892   37,338   49,784   62,231   74,677   87,123   99,569
  350,000  .......   24,892   37,338   49,784   62,231   74,677   87,123   99,569

      The amounts shown reflect the new Internal Revenue Service $150,000 compensation limit effective January 1, 1994.

      As of December 31, 1994, the number of years of service under the Retirement Plan for the officers named in the Summary Compensation Table was as follows: Harry A. Lomason II--33; James J. Hoey--27; Roger H. Morelli--28; Gary A. Pniewski--0; and Dan D. Smith--22. As of December 31, 1994, the estimated annual payment under the Plan for service accrued prior to 1994 would be based on an average base salary of $202,140 for Mr. Lomason and $177,000 for Mr. Hoey. For service accrued during 1994, the payment would be based on an average of $150,000 for both Messrs. Lomason and Hoey. The payment under the Plan for Mr. Morelli and Mr. Smith would be based on an average base salary of $110,600 and $103,000, respectively.

PERFORMANCE GRAPH

      The following graph compares the change in the Company's cumulative total shareholder return on its Common Stock with the Dow Jones Industrial Average and the Dow Jones Auto Parts (excluding tire and rubber companies) Sub-Index.

      [EDGAR NOTE: The performance graph required by Item 402(l) of Regulation S-K appears in this position of the paper document. A copy of the performance graph on paper is being submitted to the Branch Chief in the Division of Corporation Finance. A table containing the data used to create the performance graph's data points is provided below.]

                                  1989   1990    1991    1992    1993    1994
Douglas & Lomason Company.......  100.0  90.22  152.31  301.77  239.90  221.23
Dow Jones Industrial Average....  100.0  99.42  123.61  132.66  155.14  162.96
Dow Jones Auto Parts Sub-Index..  100.0  87.88  107.92  138.44  181.18  159.07

    Assuming $100 Invested on December 31, 1989 with Dividends Reinvested

                 PROPOSAL TO APPROVE DIRECTORS STOCK PLAN

      On February 16, 1995, the Board of Directors adopted the Directors Stock Plan (the "Plan"), subject to approval by the Company's shareholders. The following summary describes the principal provisions of the Plan. A copy of the Plan will be furnished without charge to any shareholder upon written request to the Company.

PURPOSE

      The purpose of the Plan is to increase the proprietary interest in the Company of non-employee members of the Company's Board of Directors by providing that a portion of their fees will be in the form of shares of the Company's Common Stock ("Stock"), thus increasing their incentive to contribute to the success of the Company's business. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

ADMINISTRATION

      The Plan will be administered by a committee (the "Committee") of not less than two persons consisting of the Chief Executive Officer of the Company and other persons designated by him who are either officers of the Company or members of the Board of Directors, none of whom is eligible to participate in the Plan. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.

STOCK SUBJECT TO STOCK PLAN

      The aggregate number of shares of Stock which may be issued under the Plan shall not exceed 50,000 shares. Such number of shares shall be proportionately adjusted as a result of a reorganization, capitalization, stock split, stock dividend or similar corporate transaction. Such shares may be either authorized and unissued shares or shares which have been reacquired by the Company.

DELIVERY OF STOCK

      For each calendar year commencing with 1995, each non-employee director will receive 25% (and at the election of the director, up to 50%) of his annual retainer fee in shares of Stock in lieu of cash. Such shares will (unless deferred) be delivered to the director on the first day of July of each calendar year (the "Stock Payment Date"), with the number of shares to be based on the closing price of the Stock on the last business day preceding the Stock Payment Date.

      Directors may elect to defer the actual receipt of all or a portion of the shares of Stock otherwise deliverable on the Stock Payment Date. Deferred shares will be credited with an amount equal to the dividends payable on such shares, which shall be converted on an annual basis into additional shares of Stock. If there is a change in control of the Company, any deferred shares will be immediately distributed.

AMENDMENTS

      The Board of Directors of the Company may from time to time alter, amend, suspend or terminate the Plan in whole or in part.

TERM OF PLAN

      The Plan will remain in effect until the earlier to occur of December 31, 2005 or a change in control of the Company, unless sooner terminated by the Board of Directors.

TAX MATTERS

      Nondeferred stock, consisting of both the mandatory 25% portion and the elective portion for up to 50% of a director's annual retainer fee, and any deferred stock credited as dividends, will be generally taxable as ordinary income to the director at the time of receipt.

      On March 17, 1995 the closing price of the Common Stock of the Company on the NASDAQ National Market System was $16.00.

REQUISITE VOTE

      The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented at the Annual Meeting will be required for approval of the Directors Stock Plan.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE DIRECTORS STOCK
PLAN.

               SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG Peat Marwick LLP has been selected by the Board of Directors of the Company as independent public accountants to audit the Company's books for the year 1995. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                          SHAREHOLDER PROPOSALS

      Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by management of the Company at the corporate offices on or before November 30, 1995.

                              MISCELLANEOUS

      It is not expected that any other matters will be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

      The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers and employees of the Company. The Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the shareholders, and the Company will reimburse such institutions for out-of-pocket expenses.

                                 By Order of the Board of Directors,

                                                 Verne C. Hampton II
                                                               Secretary

March 31, 1995

[Form of Proxy -- Front]


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE            With-  For All
                             For  hold   Except                                                     For  Against   Abstain
1.) Election of Directors.   / /  / /     / /                 2.) Approve the Directors Stock Plan. / /    / /       / /

                     Nominees:
Dale A. Johnson, Harry A. Lomason II and Gary T. Walther      3.) In their discretion, authorization to vote upon such other business as may properly come before the meeting.
If you do not wish your shares voted "For" a particular
nominee, mark the "For All Except" box and strike a line
through that nominee's name. Your shares shall be voted           Unless otherwise specified, the Proxies are appointed to
for the other nominee(s).                                         vote For the Election of Directors and For the Proposal.

RECORD DATE SHARES:



Please be sure to sign and date this Proxy.    Date               Mark box at right if you plan to attend the Annual   / /
                                                                  Meeting of Shareholders.
Shareholder sign here           Co-owner sign here
                                                                  Mark box at right if changes have been noted on the  / /
DETACH CARD                                                       reverse side of this card.


                  [Letterhead of Douglas & Lomason Company]
      24600 Hallwood Court, Farmington Hills, MI 48335-1671  810-478-7800

Dear Shareholder:

You will note from the enclosed Notice of Annual Meeting of Shareholders that our meeting will be held this year in Carrollton, Georgia, the location of one of our larger plants which primarily manufactures decorative and structural metal and plastic components. Carrollton is located approximately 50 miles west of Atlanta on Highway 61, and may be reached by car or bus. We extend a cordial invitation to all shareholders to attend the meeting and tour the plant.

At the Annual meeting there will be presented two important matters for your consideration, including the election of three directors who, with the other four directors, will share the responsibility for direction of the affairs of the Company. Also, shareholders will be asked to approve a proposal for a Non-Employee Directors Stock Plan. This Plan is intended to increase the proprietary interest of non-employee directors in the Company's success and to provide them with an additional incentive to serve as directors of the Company. Your support of these matters will be appreciated.

Sincerely,

/s/ Harry A. Lomason II
Harry A. Lomason II
Chairman of the Board,
President and Chief Executive Officer

[Form of Proxy -- Back]


                [DOUGLAS & LOMASON COMPANY LOGOTYPE]

             PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held April 28, 1995

The undersigned hereby appoints James E. George, Charles R. Moon and
Verne C. Hampton II, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Douglas & Lomason Company at the Annual Meeting of Shareholders to be held on Friday, April 28, 1995, and at all adjournments thereof.

   PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                          ENCLOSED ENVELOPE.

Signatures should be exactly as addressed. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee or Guardian, please give your full title as such. If stock is held in the name of more than one person, each person whose name appears as an owner must sign this proxy.

                       HAS YOUR ADDRESS CHANGED?
___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________